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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated March 5, 2019 (except for Note 14 as to which the date is April 23, 2019) relating to the consolidated financial statements of Atreca, Inc. appearing in the Prospectus, which is part of this Registration Statement on Form S-1.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ OUM & CO. LLP
San Francisco, California
May 24, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM